EXHIBIT 23.01


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We have issued our report dated March 31, 1999 accompanying the financial statements of Amplidyne, Inc. appearing in the Annual Report on Form 10-KSB for the year ended December 31, 1998 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as its appears under the caption "Experts".


Grant Thornton LLP



Edison, New Jersey
December 13, 1999